EXECUTION COPY
                     AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (the "Agreement") is made this 25th day of March, 2008, by and among Kayenta Kreations, Inc., a Nevada corporation ("Parent"), Kayenta Subsidiary Corp. ("Merger Sub"), Geospatial Mapping Systems, Inc., a Delaware corporation (the "Company"), and Thomas G. Kimble, an individual ("Parent Stockholder").

                               RECITALS

WHEREAS, the Company is authorized to issue 90,000,000 shares of its common stock, par value $.001 per share (the
"Company Common Stock") of which 20,074,188 shares ("Company
Shares") are issued and outstanding; and

WHEREAS, the Company is authorized to issue 10,000,000 shares of its preferred stock, par value $.001 per share (the
"Company Preferred Stock") of which no shares are issued and outstanding; and

WHEREAS, Parent is authorized to issue 50,000,000 shares of common stock, par value $.001 per share (the "Parent Common
Stock") of which 1,316,292 shares (the "Issued Parent Shares") are issued and outstanding; and

WHEREAS, Parent shall request its stockholders to approve a
2.8 for 1 forward stock split (the "Forward Split"), resulting in no more than 3,685,618 shares of Parent Common Stock outstanding at Closing; and

WHEREAS, Merger Sub is a newly formed, wholly-owned subsidiary of Parent and is authorized to issue 1,000 shares of common stock, par value $.001 (the "Merger Sub Shares"), all of which such Merger Sub Shares are issued and outstanding and owned by Parent; and
WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and deemed it advisable to enter into this Agreement which contemplates the merger of Merger Sub with and into the Company under the terms and conditions hereinafter set forth (the "Merger"), the Merger to be effected pursuant to the Delaware General Corporation Law (the "DGCL") and the Merger to be a tax free reorganization under
Section 368, and other applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"); and
WHEREAS, Parent, Parent Stockholder, Merger Sub and the
Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, Parent Stockholder, Merger Sub and

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the Company agree as follows:
                              ARTICLE I
                             DEFINITIONS
Section 1.1    "Benefit Plan" shall mean: (a) each
"employee benefit plan," as such term is defined in Section 3(3) of ERISA, (b) each plan that would be an "employee benefit plan," as such term is defined in Section 3(3) of ERISA, if it was subject to ERISA, such as foreign plans and plans for directors,
(c) each stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), and (d) each bonus or incentive compensation plan; provided, however, the term "Benefit Plan" shall not include (i) routine employment policies and procedures or payroll plans developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday, and sick or other leave policies, (ii) workers' compensation insurance, and (iii) directors' and officers' liability insurance.

Section 1.2    "Certificate" shall have the meaning
ascribed to such term in Section 2.3.

Section 1.3    "Certificate of Merger" shall have the
meaning ascribed to such term in Section 2.2.

Section 1.4    "Closing" shall have the meaning
ascribed to such term in Section 2.2.

Section 1.5    "Closing Date" shall have the meaning
ascribed to such term in Section 2.2.

Section 1.6    "Code" shall have the meaning ascribed
to such term in the Recitals.

Section 1.7    "Commission" shall mean the Securities
and Exchange Commission.

Section 1.8    "Company Common Stock" shall have the
meaning ascribed to such term in the Recitals.

Section 1.9    "Company Converted Option" shall have
the meaning ascribed to such term in Section 2.5.

Section 1.10 "Company Disclosure Schedule" shall mean the schedule of exceptions to the representations and warranties of the Company contained in Article III which is attached hereto and incorporated by reference herein.

Section 1.11   "Company Employee Option" shall mean
each right to purchase Company Common Stock granted pursuant to any equity compensation plan maintained by the Company to any participant therein, that is outstanding and unexercised immediately prior to or as of

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the Effective Time.

Section 1.12   "Company Financial Statements" shall
mean the consolidated audited balance sheets of the Company as of December 31, 2007 and the related consolidated audited statements of income and statements of cash flow of the Company for the fiscal year ended December 31, 2007.

Section 1.13 "Company Preferred Stock" shall have the meaning ascribed to such term in the Recitals.

Section 1.14   "Company Warrant" shall mean each right
to purchase Company Common Stock, granted pursuant to an agreement with a third party, other than a Company Employee
Option, that is outstanding and unexercised immediately prior to or as of the Effective Time.

Section 1.14   "Consent" shall have the meaning
ascribed to it in Section 3.20.

Section 1.15   "Default" shall mean (a) a material
breach or default, or (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a material breach or default.

Section 1.16   "DGCL" shall have the meaning ascribed
to such term in the Recitals.

Section 1.17   "Dissenting Shares" shall have the
meaning ascribed to such term in Section 2.10.

Section 1.18   "Effective Time" shall have the meaning
ascribed to such term in Section 2.2.

Section 1.19   "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as amended.

Section 1.20 "Evaluation Date" shall have the meaning ascribed to such term in Section 4.27.

Section 1.21   "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

Section 1.22   "Exchange Agent" shall have the meaning
ascribed to such term in Section 2.4.

Section 1.23   "Exchange Fund" shall have the meaning
ascribed to such term in Section 2.4.

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Section 1.24   "Exchange Ratio" shall have the meaning
ascribed to such term in Section 2.3.

Section 1.25 "Excluded Shares" shall have the meaning ascribed to such term in Section 2.3.

Section 1.26   "Forward Split" shall have the meaning
ascribed to such term in the Recitals.

Section 1.27   "GAAP" shall mean generally accepted
accounting principles as recognized by the American Institute of Certified Public Accountants, from time to time.

Section 1.28   "Governmental Entity" shall mean any
federal, state, local or foreign government, any political subdivision thereof, or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.

Section 1.29 "Holder" shall have the meaning ascribed to such term in Section 2.4.

Section 1.30   "Initial Parent Common Stock
Registration" shall have the meaning ascribed to such term in
Section 5.12(c).

Section 1.31   "Intellectual Property Rights" shall
mean all material proprietary technology, patents, trademarks, trade names, service marks, and registered copyrights, and all pending applications or current registrations for any of the foregoing, and all licenses granted to any party or any of its subsidiaries in the conduct of their business, together with trade secrets and know how used in the conduct of their business, and all goodwill associated with the foregoing.

Section 1.32   "IRS" shall mean the Internal Revenue
Service.

Section 1.33   "Issued Parent Shares" shall have the
meaning ascribed to such term in the Recitals.

Section 1.34 "Material Adverse Effect" shall mean any change or event that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Company, Parent, or Merger Sub, as the case may be, taken as a whole.

Section 1.35   "Material Contracts" shall mean all
agreements, contracts, arrangements, understandings and commitments, whether written or oral, to which the Company, is a party, or from which the Company will receive substantial benefits and which are material to the Company.

Section 1.36 "Merger" shall have the meaning ascribed to such term in Section 2.1.

Section 1.37   "Merger Consideration" shall have the
meaning ascribed to such term in Section 2.3.

Section 1.38   "Merger Sub Shares" shall have the
meaning ascribed to such term in the Recitals.

Section 1.39   "Parent Board Member" shall mean Brenda
White, the sole member of the Board of Directors of Parent.

Section 1.40   "Parent Common Stock" shall have the
meaning ascribed to such term in the Recitals.

Section 1.41   "Parent Disclosure Schedule" shall mean
the schedule of exceptions to the representations and warranties of Parent, Parent Stockholder and Merger Sub contained in Article
IV which is attached hereto and incorporated by reference herein.

Section 1.42 "Parent Financial Statements" shall mean Parent's balance sheets, statement of operations, statement of stockholders' equity and statement of cash flows, all as of December 31, 2007 and Parent's audited financial statements for the years ended December 31, 2007 and 2006, together with any accompanying notes.

Section 1.43   "Person" shall mean any individual,
corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

Section 1.44   "Proposal" shall have the meaning
ascribed to it in Section 5.9.

Section 1.45   "Required Shareholder Approval" shall
have the meaning ascribed to such term in Section 6.1(a).

Section 1.46   "SEC Reports" shall mean all reports
required to be filed with the SEC under the Securities Act and the Exchange Act.

Section 1.47   "Securities Act" shall mean the
Securities Act of 1933, as amended.

Section 1.48   "Stock Option Plan" shall have the
meaning ascribed to such term in Section 5.1.

Section 1.49   "Surviving Corporation" shall mean
Geospatial Mapping Systems, Inc., the surviving entity of the Merger.

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Section 1.50   "Takeover Statute" shall have the
meaning ascribed to such term in Section 5.9.

Section 1.51   "Taxes" shall mean means (i) federal,
state, county, local, foreign and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Taxing Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, production, customs, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, workers compensation, unemployment, disability, environmental, alternative minimum, add-on, value-added, capital taxes, withholding and other taxes, assessments, deficiencies, charges, duties, fees, levies, imposts or other similar charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, interest, and penalties (civil or criminal), additional amounts imposed by any Taxing Authority and interest on or in respect of a failure to comply with any requirement relating to such taxes or any Tax Return and expenses incurred in connection with the determination, settlement or litigation of any tax liability;
(ii) any liability of any Person pursuant to Treasury regulations
Section 1.1502-6 (or any similar provision of foreign, state or local law) for the payment of amounts of a type described in clause (i) above as a result of being a member of a group of companies that files their Tax Returns on a consolidated, combined, affiliated, unified, or group basis, or as a result of any obligation of such Person under any Tax sharing arrangement or agreement whether imposed or assessed directly on a Person (or the business, assets, operations or items of income, gain or losses of Person), or (iii) any liability of any Person for the payment of amounts with respect to payments of a type described in clauses (i) and (ii) above as a transferee, successor, or payable pursuant to a contractual obligation or otherwise.

          Section 1.52 "Taxing Authority" shall mean shall mean the IRS or any other federal, state, cantonal, provincial, county, local or national Governmental Entity (whether domestic or foreign) or any subdivision or taxing agency thereof
(including a United States possession).

Section 1.53   "Tax Return"  shall mean any form,
report, return, document, declaration or other information or filing required to be supplied (including any electronic submissions) to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including any elections, information returns or reports, amended or corrected returns, reports, statements or other documents, any documents required to accompany the required filings, any principal documentation (as described in Treasury regulations Section 1.6662-6(d)(2)(iii)(B) or similar state or foreign jurisdiction provisions) that was prepared to support transfer pricing methodologies, any documents with respect to or accompanying payments of estimated Taxes, any documents with respect to or accompanying requests for the extension of time in which to file any such form, report, return, document, declaration or other information, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes any of the parties.

Section 1.54   "Termination Date" shall mean April 30,
2008.

          Section 1.55 "Terms Generally". The words "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole (including any Exhibits hereto and Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, Exhibits to and Schedules delivered with this Agreement unless the context shall otherwise require. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The definitions given for terms in this Article I and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "Dollars" or "$" shall be deemed references to the lawful money of the United States of America. All references herein to "parties" shall be to the parties hereto unless the context shall otherwise require.

                              ARTICLE II
                              THE MERGER
Section 2.1 The Merger; Surviving Corporation. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company (the "Merger"). Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation and as a wholly-owned subsidiary of Parent. The Company's name, identities, certificate of incorporation, bylaws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described herein and in the Certificate of Merger.
Section 2.2 Effective Time; Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") will be held at the offices of Winston & Strawn LLP, 1700 K Street, NW, Washington, D.C. 20006 at 11:00 a.m. eastern time within two (2) days after such date that all the conditions set forth in Article VI have either been satisfied or waived or such other place and time as Parent and the Company may agree to in writing (the "Closing Date"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of Delaware law. The Certificate of Merger shall be in the form of Exhibit A hereto with such changes therein as the Boards of Directors of each of Parent and the Company shall mutually approve. The Merger shall become effective at such time at which such Certificate of Merger shall be duly filed with the Secretary of State of the State of Delaware, or at such later time reflected in such Certificate of Merger as shall be agreed by Parent and the Company in writing (the time that such Merger becomes effective, the "Effective Time").

Section 2.3.   Treatment of the Company Shares.

(a) At the Effective Time, the Company Shares shall be converted by virtue of the Merger into an aggregate of 20,074,188 Parent Shares, via each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares (i) held in treasury by the Company or (ii) that are Dissenting Shares (collectively, the "Excluded Shares")) being converted on the basis of one (1) Parent Share for each Company Share (the "Exchange Ratio"), without any action on the part of the holders thereof (the "Merger Consideration"). All outstanding options, warrants or similar outstanding Company securities shall likewise be converted to like securities of Parent. Upon such conversion, Company Shares so converted (via the surrender thereof pursuant to Section 2.4 of this Agreement) shall be owned of record and beneficially by Parent. Upon conversion, any fractional Parent Shares resulting from conversion shall be rounded up to the next highest whole number.
               (b) At the Effective Time, each Company Share converted into the Merger Consideration pursuant to
Section 2.3(a) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate that immediately prior to the Effective Time represented any such Company Shares (each, a "Certificate") (other than Certificates representing Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration upon surrender of such Certificate in accordance with this Article II.

               (c) Subject to Section 2.10, each Excluded Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and shall cease to exist.

          Section 2.4    Exchange of Certificates for Merger
Consideration.

               (a)  Exchange Agent and Procedures

                    (i) Company and Parent acknowledge and agree that Parent's existing transfer agent, Interwest Transfer Company, Inc., shall act as paying agent (the "Exchange Agent") for purposes of this Agreement. At or prior to the Effective Time, Parent shall deposit, or shall cause the Surviving Corporation to deposit, with the Exchange Agent, separate and apart from its other funds, as a trust fund for the Holders of record of Certificates (each, a "Holder"), the aggregate Merger Consideration, consisting of Certificates representing the Parent Common Stock to be issued as Merger Consideration (such Certificates being hereinafter referred to as the "Exchange Fund"). Except as contemplated by Section 2.4(a)(iii) , the Exchange Fund will not be used for any other purpose.

                    (ii) Between the date of this Agreement and such time as is promptly after the Effective Time, the Company or the Surviving Corporation shall mail, or shall cause the Exchange Agent to mail to each Holder (A) a letter of transmittal (in a form approved by the Company), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other customary provisions as Parent and the Surviving Corporation may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration to which such Holder is entitled pursuant to Section 2.3(a).

                    (iii)     Each Holder of a Certificate
representing any Company Common Stock that has been converted into a right to receive the Merger Consideration set forth in
Section 2.3(a) shall, upon surrender of such Certificate for cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed in accordance with the instructions thereto, be entitled to receive in exchange therefor a Certificate or Certificates representing that number of whole shares of Parent Common Stock to which such Holder is entitled pursuant to Section 2.3(a) after taking into account all Company Common Stock held by such Holder and the Certificate(s) so surrendered shall forthwith be marked canceled. No interest will be paid or accrued on any Merger Consideration payable upon due surrender of the Certificates. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

                    (iv) In the event of the surrender of a
Certificate that is not registered in the transfer records of the Company under the name of the Person surrendering such Certificate, the Merger Consideration shall be paid to such a transferee if such Certificate is presented to the Exchange Agent and such Certificate is duly endorsed or is accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. If any Merger Consideration is to be delivered to a Person whose name is other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such delivery that the Person requesting such delivery shall pay any transfer or other Taxes required to be paid by reason of such delivery to a Person whose name is other than that of the Holder of the Certificate surrendered or shall establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable.

               (b) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock outstanding immediately prior to the Effective Time thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Company Common Stock, except as otherwise provided herein or by applicable law. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be marked canceled and exchanged as provided in this Article II.

               (c) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the Holders and other eligible Persons in accordance with this Article II following one
(1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any Holder who has not previously complied with this Article II shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of its claim for Merger Consideration.

               (d) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue the Merger Consideration in exchange for such lost, stolen or destroyed Certificate. Delivery of such affidavit and the posting of such bond shall be deemed delivery of a Certificate with respect to the relevant Company Common Stock for purposes of this Article II .

               (e) Distributions with Respect to Unexchanged Parent Common Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the Holder of any unsurrendered Certificate with respect to Parent Common Stock represented thereby, until the Holder of such Certificate surrenders such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of such Certificate, there will be paid to the Holder of the certificates representing whole Parent Common Stock issued in exchange therefor, without interest, at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Parent Common Stock.

               (f) No Further Rights in Company Common Shares. All Parent Common Stock issued upon conversion of the Company Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock.

                    (g)  No Liability. None of Parent, Merger
Sub, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 2.5 Treatment of Company Equity Compensation and Company Warrants. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Holder of any Company Common Stock, Company Employee Options or Company Warrants, Company Employee Options and Company Warrants shall cease to represent a right to acquire Company Common Stock and shall automatically be converted into an option (a "Company Converted Option") to purchase Parent Common Stock. The number of shares of Parent Common Stock subject to each Company Converted Option shall be equal to the product of the number of shares of Company Common Stock subject to such Company Employee Option or Company Warrant multiplied by the Exchange Ratio; provided, however, that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded up to the nearest whole share. The exercise price per share of each Company Converted Option shall equal the quotient of (A) the exercise price per share under the corresponding Company Employee Option or Company Warrant divided by (B) the Exchange Ratio; provided, further, that such exercise price shall be rounded up to the nearest whole cent. Each such Company Converted Option will otherwise have substantially the same terms and conditions as the corresponding Company Employee Option or Company Warrant, as the case may be, including vesting and term of exercise.

          Section 2.6 Treatment of Merger Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Merger Sub Share issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist.

          Section 2.7 Effects of the Merger. The effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 2.8 Certificate of Incorporation and By-Laws of Surviving Corporation.

               (a) The certificate of incorporation (as amended) of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable law.

               (b) The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable law.

          Section 2.9 Directors. Parent shall take all necessary action so that immediately following the Effective Time the board of directors of Parent shall be comprised of three (3) members each designated by the Company prior to the Effective Time to replace the existing Parent Board Member which directors shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation or by-laws of Parent.. In addition, the directors of the Company shall become the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation or by-laws of the Surviving Corporation.

          Section 2.10   Dissenting Shares.  Notwithstanding
anything in this Agreement to the contrary, shares of the Company that are issued and outstanding immediately prior to the Effective

Time and which are held by stockholders who shall not have voted to adopt this Agreement and who properly demand appraisal for such shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but shall be converted into the right to receive such consideration as may be determined to be due to holders of Dissenting Shares pursuant to Section 262 of the DGCL, unless such holder fails to perfect or withdraws or otherwise loses his rights to appraisal. If, after the Effective Time, a holder of Dissenting Shares fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent and Merger Sub prompt written notice (but in any event within forty-eight (48) hours) of any demands for appraisal of any Company shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the "fair value" of Dissenting Shares, as provided in Section 262 of the DGCL.

                             ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents, warrants and covenants as follows, except to the extent set forth on the Company Disclosure
Schedule:
3.1 Organization; Capitalization. The Company is a duly organized and a validly existing corporation in good standing under the laws of the state of Delaware. There are issued and outstanding only the Company Common Stock, all of which shares are duly authorized and validly issued. The names, addresses and number of shares owned of each Company stockholder are set forth in Section 3.1 of the Company Disclosure Schedule. There are no outstanding rights, options or warrants to purchase any equity interest in the Company, and there will be no other or any other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for equity of the Company other than as set forth in Section 3.1 of the Company Disclosure Schedule. The outstanding options, warrants or similar rights of Company security holders shall be exchanged for like securities of Parent adjusted for the Forward Split and in the same ratio as the share exchange as described in Section 2.3 herein. No person has any right of first refusal, right of participation, or any similar right with respect to disposition of the Company Common Stock.
3.2 Authority. The Company has full power and authority to enter into this Agreement and, subject to any third party approval in accordance with the laws of the State of Delaware, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of the Company and, prior to the Closing, by all stockholders of the Company whose consent is required under applicable law.
3.3 Binding Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.4 No Conflicts. The execution and delivery by the Company of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by the Company will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which the Company is now a party or by which it or any of its assets or properties are bound; (ii) the Company's certificate of incorporation and by-laws, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its business or properties wherein such breach could have a material adverse effect on the Company or any of its business or properties.
3.5 Subsidiaries. The Company does not have nor does it own any direct or indirect interest in any other business entity.
3.6 Foreign Qualifications. The Company is qualified or licensed as a foreign corporation in all jurisdictions where its business or ownership of assets so requires, except where the failure to be qualified or licensed would not be reasonably expected to have a Material Adverse Effect on the business of the Company.
3.7  Financial Statements.  The Company has furnished
Parent with a true and complete copy of the Company Financial Statements. The Company Financial Statements fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of the Company, at the dates and for the respective periods to which they apply. All Company Financial Statements that have been audited are accompanied by their audit report and were prepared in conformity with GAAP.
3.8  No Adverse Events. Since the date of the Company
Financial Statements, except as set forth therein or as otherwise disclosed to Parent in writing:
     (i) there has not been any material adverse change in the financial position or condition of the Company, its liabilities, assets or any damage, loss or other change in circumstances materially affecting the Company, its business or assets or the Company's right to carry on its business, other than changes in the ordinary course of business or due to general economic, industry or political conditions;

     (ii) neither the Company nor any of its subsidiaries has entered into any transaction other than transactions in the ordinary course of business consistent with past practice and other than transactions in connection with or in anticipation of the Merger;
     (iii) there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any asset or property of the Company or any subsidiary that was not in the ordinary course of business consistent with past practice;

     (iv) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any stockholder of the Company or any of its subsidiaries in respect of its stock, whether in cash or property, and (ii) no purchase or redemption of any share of the capital stock of the Company or any of its subsidiaries;
     (v) there has been no declaration, payment, or commitment for the payment, by the Company or any of its subsidiaries, of a bonus or other additional salary, compensation, or benefit to any employee of the Company or its subsidiaries other than consistent with past practice;
     (vi) there has been no release, compromise, waiver or cancellation of any debt to or claim by the Company, or waiver of any right of the Company;
     (vii) there have been no capital expenditures by the Company in excess of $10,000 for any single item, or $25,000 in the aggregate;
     (viii)    there has been no change in accounting
     methods or practices or revaluation of any asset of the Company;
     (ix) there has been no material damage or destruction to, or loss of, physical property (whether or not covered by insurance) adversely affecting the business or the operations of the Company;
     (x) there has been no loan by the Company, or guaranty by the Company of any loan, to any employee of the Company;
     (xi) there has been no termination or resignation of any key employee or officer of the Company, and to the knowledge of the Company, no such termination or resignation is threatened;
     (xii) there has been no amendment or termination of any material oral or written contract, agreement or license to which the Company is or was a party or by which the Company is or was bound, except in the ordinary course of business or as expressly contemplated hereby;
     (xiii) the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and
     (xiv) there has been no agreement or commitment by the Company to do any of the foregoing;

     (xvi) there has been no other event or condition of any character that has had, or could reasonably be expected to have, a Material Adverse Effect as to the; and

     (xvii) there has been no liability (including, but not limited to, tax liability) or claim against the Company (whether such liability or claim is contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Company Financial Statements, other than (i) liabilities incurred in the ordinary course of business since the date of the Company Financial Statements, (ii) taxes accrued on earnings since the date of the Company Financial Statements which are not yet due or payable, or (iii) liabilities which do not exceed $25,000.

3.9  Liabilities; Claims.  There are no liabilities
(including, but not limited to, tax liabilities) or claims against the Company (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Company Financial Statements, other than (i) liabilities incurred in the ordinary course of business since the date of the Company Financial Statements, (ii) taxes accrued on earnings since the date of the Company Financial Statements which are not yet due or payable, or (iii) liabilities which do not exceed $25,000.

3.10 Tax Returns. All federal, state, county and local income, excise, property and other tax returns required to be filed by the Company are true and correct in all material respects and have been timely filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the Company Financial Statements. The federal income tax returns and state income tax returns of the Company have not been audited by the IRS or any other taxing authority. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to the Company or any of its operations or businesses. There are no pending, or to the knowledge of the Company, threatened, tax claims or assessments, and there are no pending, or to the knowledge of the Company, threatened, tax examinations by any taxing authorities. The Company has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of the Company for any year.

3.11 Title to Assets. Except as provided for in the Company Financial Statements, the Company, has good and marketable title to all of its furniture, fixtures, equipment, inventory and other assets owned by the Company, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature, except to the extent that failure to have such title would not have a material adverse effect on the Company or its business or properties. The Company was, on the date of the Company Financial Statements, the owner of its inventory as set forth in the Company Financial Statements and has good and marketable title thereto.

3.12 Accounts Receivable. The accounts receivable as set forth in the Company Financial Statements represent amounts due for goods sold or services rendered by the Company in the ordinary course of business.

3.13 Material Contracts.  A copy of all Material
Contracts has been made available to Parent or its counsel.  Any
Material Contracts entered into between the date hereof and the

Effective Time will be delivered to Parent or its counsel prior to Closing. The validity and enforceability of, and rights of the Company contained in, each such Material Contract shall not be adversely effected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof. The Company is not in Default under any Material Contract.

3.14 Legal Proceedings. There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to the Company's knowledge, threatened, directly or indirectly involving the Company or its officers, directors, employees or affiliates, individually or in the aggregate, in which an unfavorable determination could result in suspension or termination of the Company's business or authority to conduct such business in any jurisdiction or could result in the payment by the Company of more than $100,000, or challenging the validity or propriety of the transactions contemplated by this Agreement. The Company is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of the Company.

3.15 Insurance. The Company has maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to the Company, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, have been made available to Parent. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid, and the Company has not received any notice of cancellation of any such policies.

3.16 Intellectual Property.  The Company has supplied
Parent with a true and complete list of all its Intellectual Property Rights. Except as set forth on the list so supplied or the Company Disclosure Schedule, the Company owns, or has validly licensed or otherwise has the right to use or exploit, as currently used or exploited, all of its Intellectual Property Rights, free of any lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending against the Company or threatened against the Company that the Company is infringing or otherwise violating the rights of any person with regard to any Intellectual Property Right or that any Intellectual Property Right is invalid or unenforceable. To the knowledge of the Company, no person is infringing the rights of the Company with respect to any Intellectual Property Right nor, to the knowledge of the Company, has any person threatened to do so. To the knowledge of the Company, neither the Company, nor any of its employees, agents or independent contractors, in connection with the performance of such person's services with the Company, has used, appropriated or disclosed, directly or indirectly, any trade secret or other proprietary or confidential information of any other person without the right to do so, or otherwise violated any confidential relationship with any other person, other than such actions that did not have, or would not reasonably be expected to have, a Materially Adverse Effect.

3.17 Compliance with Laws. The Company has in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a Material Adverse Effect on its business or property.

3.18 Related Party Contracts. Except as disclosed to the Company in writing prior to Closing, there are no loans, leases, agreements, arrangements, understandings or Material
Contracts outstanding between the Company and any of its officers, directors or any person related to or affiliated with any such officers or directors.

3.19 Benefit Plans. Except as set forth on the Company Disclosure Schedule, the Company does not have any Benefit Plans.
3.20 Consents and Approvals. Except for the consent and approval of the stockholders of the Company and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or Governmental Entity (each, a "Consent") are necessary in connection with (i) the execution and delivery by the Company of this Agreement and
(ii) the consummation by the Company of the Merger and of all other transactions contemplated hereby.
3.21 Finder's Fees. The Company knows of no person who rendered any service in connection with the introduction of the Company to Parent or Merger Sub, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.
3.22 Employee Matters. No employees of the Company are on strike or to the best of the Company's knowledge threatening any strike or work stoppage. The Company does not have any obligations under any collective bargaining or labor union agreements, nor is the Company involved in any material controversy with any of its employees or any organization representing any of its employees.
3.23 Charter Documents. The charter documents of the Company have not been altered since its incorporation, except as filed in the record books of the Company and delivered to Parent.
3.24 Corporate Minute Books. The corporate minute books of the Company are complete and the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All material actions by the Company which required director or stockholder approval are reflected on the corporate minute books of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.
          3.25 Accredited Investors. To its knowledge after reasonable inquiry, the Company has fewer than thirty-five (35) stockholders that are not accredited investors within the meaning of Rule 501 of Regulation D of the Securities Act, all of whom are sophisticated investors within the meaning of Rule 506 of Regulation D of the Securities Act. Except for such stockholders, to the knowledge of the Company, each stockholder of the Company is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

                              ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES
            OF PARENT, PARENT STOCKHOLDER AND MERGER SUB
                WITH RESPECT TO PARENT AND MERGER SUB

Parent, Parent Stockholder and Merger Sub hereby jointly and severally represent, warrant and covenant as follows, except to the extent set forth on the Parent Disclosure Schedule:
4.1  Organization; Capitalization.
(a)  Parent is a duly organized and validly
existing corporation in good standing under the laws of the State of Nevada, authorized to issue an aggregate of 50,000,000 shares of Parent Common Stock, 5,000,000 shares of blank check preferred stock, and no other shares of capital stock. At the Effective
Time, there will be issued and outstanding 3,685,618 shares of
Parent Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and non-assessable.
Except as contemplated by this Agreement, at the Effective Time there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire Parent Common Stock or any issued or
outstanding securities of any nature convertible into Parent
Common Stock.  There is no proxy or any other agreement,
arrangement or understanding of any kind authorized, effective or outstanding which restricts limits or otherwise affects the right to vote any shares of Parent Common Stock.
               (b) Merger Sub is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the Merger Sub Shares. Immediately prior to the Effective Time, there will be issued and outstanding all of the Merger Sub Shares, which shall be fully paid and non-assessable and all of which shall be owned solely by Parent. There are no issued or outstanding options or warrants to purchase Merger Sub Shares or any issued or outstanding
securities of any nature convertible into Merger Sub Shares, or any agreements or understandings to issue any Merger Sub Shares, options or warrants.
4.2  Authority.  Each of Parent and Merger Sub has full
power and authority to enter into this Agreement and to
consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of each of Parent and Merger Sub.
4.3  Binding Agreement.  This Agreement has been duly
executed and delivered by each of Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of
Parent and Merger Sub enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy,
insolvency, reorganization, moratorium or similar laws of general application
relating to or affecting the enforcement of rights
hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.4  Recent Business Operations.  Merger Sub has been
organized solely for the purpose of consummating the Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement. Except as set forth in its filings with the Commission, Parent has not been engaged in any other business activity since its formation other than the search for an acquisition or merger partner.
4.5  Foreign Qualifications.  Each of Parent and Merger
Sub is duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as presently conducted. Parent is not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.
4.6  Subsidiaries.  Parent has no subsidiaries, except
for Merger Sub, nor does it own any direct or indirect interest in any other business entity.  Merger Sub has no subsidiaries, nor does it own any direct or indirect interest in any other business entity.
4.7  Financial Statements.  The Parent Financial
Statements are complete and correct in all material respects, present fairly the financial position of Parent, the results of operations and changes in financial position for the period covered thereby, were prepared in accordance with GAAP, and have been adjusted for all normal and recurring accruals.
4.8  No Adverse Changes.  There has been no material
change in the financial condition of Parent or Merger Sub from that set forth in the Parent Financial Statements except for (i) transactions in the ordinary course of business, (ii)
transactions relating to this Agreement, and (iii) the incurring of expenses and liabilities relating to this Agreement.
4.9  Liabilities.  There are no liabilities (including,
but not limited to, tax liabilities) or claims against Parent or Merger Sub (whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued and matured or unmatured) not appearing on the Parent Financial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated hereby and (ii) liabilities and commitments incurred or made in the ordinary course of Parent's business or taxes incurred on Parent's earnings since December 31, 2007.
4.10 Tax Returns.  All federal, state, county and local
income, excise, property or other tax returns required to be filed by Parent and Merger Sub have been timely filed and all required taxes, fees and assessments have been paid or an adequate reserve therefore has been provided for in the Parent Financial Statements. The federal income tax returns and state income tax returns of Parent and Merger Sub have not been audited by the IRS or any other taxing authority during the five (5) year period prior to the Effective Time. Neither the IRS nor any state, local or other taxing authority has proposed any
additional taxes, interest or penalties with respect to Parent, or any of its
operations or businesses or Merger Sub.  There are
no pending, or to the knowledge of Parent, threatened, tax claims or assessments, and there are no pending, or to the knowledge of Parent, threatened, tax examinations by any taxing authorities. Neither Parent nor Merger Sub has given any waivers of rights
(which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of
Parent or Merger Sub for any year.
4.11 Assets.  Except as set forth in the SEC Reports,
Parent has no fixtures, furniture, equipment, inventory, accounts receivable or other assets. Merger Sub has no fixtures, furniture, equipment, inventory, accounts receivable or other assets other than its interest in this Agreement.
4.12 Material Contracts.  Except as set forth in the
SEC Reports, Parent has no Material Contracts to which it is a party.  Merger Sub has no contracts or commitments to which it is a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger.
4.13 No Conflicts.  Neither the execution and delivery
by Parent or Merger Sub of this Agreement, nor the consummation and performance of the transactions herein contemplated and compliance with the terms of this Agreement by Parent and Merger
Sub will conflict with, result in a breach of or constitute a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Parent or Merger Sub is now a party or by which it or any of its assets or properties is bound; (ii) the certificate of incorporation or the bylaws of Parent and Merger Sub, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Parent or Merger Sub or any of their respective business or properties.
4.14 Legal Proceedings.  There are no legal,
administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending or to Parent's or Merger Sub's  knowledge threatened, against Parent or Merger
Sub, including, but not limited to any stockholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement, and, to Parent's or Merger Sub's knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation against Parent or Merger Sub. Neither Parent nor Merger Sub is a party to any order, judgment or decree which will, or might reasonably be expected to, have a Material Adverse Effect.
4.15 Certain Transactions.  Except as disclosed in the
Parent Financial Statements, there have not been (i) any loans made to or transactions with any officer or director of Parent or Merger Sub, or (ii) any dividends or other distributions declared or paid by Parent.
4.16 Issuances of Securities.
(a)  Except as set forth in the SEC Reports,
Parent has not, except for the Issued Parent Shares, issued or committed itself to issue any shares of Parent Common Stock or any options, rights, warrants, or other securities convertible into Parent Shares, except as contemplated by this Agreement.
               (b)  Since its inception, Merger Sub has not
issued or committed itself to issue any Merger Sub Shares or any options, rights, warrants, or other securities convertible into Merger Sub Shares, except for the issuance of the Merger Sub
Shares to Parent.
4.17 Intellectual Property Rights.   Neither Parent nor
Merger Sub has any Intellectual Property Rights. Neither Parent nor Merger Sub has any knowledge of any infringements, alleged or actual, by Parent or Merger Sub of any third party's Intellectual Property Rights.
4.18 Compliance with Laws.  Each of Parent and Merger
Sub has in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a Material Adverse
Effect on its business or property. To the best of its knowledge, neither Parent nor Merger Sub is in violation of any federal, state or local environmental law or regulation.
4.19 Related Party Transactions. There are no loans, leases, commitments, arrangements or other contracts of any kind or nature outstanding (i) between Parent and Merger Sub or (ii) between either Parent or Merger Sub and any officer or director of Parent or Merger Sub or any person related to or affiliated with any officer or director of Parent or Merger Sub. Since the inception of Merger Sub there have been (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Merger Sub; (ii) no dividends or other distributions declared or paid by Merger Sub; and (iii) no purchase by Merger Sub of any Merger Sub Shares.
4.20 Benefit Plans. Neither Parent nor Merger Sub has any Benefit Plan.
4.21 Consents.
(a) Except for the consent and approval of the Board of Directors, the stockholders of Parent, and the stockholders of Merger Sub, the filing of the Certificate of Merger and the filing of Commission Form 8-K, no Consents are necessary in connection with (i) the execution and delivery by Parent of this Agreement or (ii) the consummation by Parent of the Merger and the other transactions contemplated hereby.
Parent has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
(b) Except for the consent and approval of the Board of Directors and stockholders of Merger Sub, and the filing of the Certificate of Merger, no Consents are necessary in connection with (i) the execution and delivery by Merger Sub of this Agreement and (ii) the consummation by Merger Sub of the Merger and the other transactions contemplated hereby.
4.22 Finder's Fees. Neither Parent, Parent Stockholder nor Merger Sub knows of any person who rendered any service in connection with the introduction of Parent or Merger Sub to the Company for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.
4.23 Employees.  Except as set forth in the SEC
Reports, Parent and Merger Sub have no employees.
4.24 Disclosure. None of the information supplied or to be supplied by or about Parent or Merger Sub to the Company concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
4.25 SEC Reports; Financial Statements. Parent has filed with the Commission all SEC Reports required to be filed by it since the effective date of its registration statement on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC
Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent's financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Parent and any consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
4.26 Charter Documents; Merger Sub Corporate Minute
Books. Parent's charter documents have not been altered since its incorporation, except as filed in the record books of Parent. Merger Sub's charter documents have not been altered since its incorporation. The corporate minute books of Merger Sub are complete and the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Merger Sub which required director or stockholder approval are reflected on the corporate minute books of Merger Sub. Merger
Sub is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter documents) or by-laws.
4.27 Sarbanes-Oxley; Internal Accounting Controls.
Parent is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Parent and designed such disclosure controls and procedures to ensure that material information relating to Parent is made known to the certifying officers by others within those entities, particularly during the period in which Parent most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. Parent's certifying officers have evaluated the effectiveness of Parent's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). Parent presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in Parent's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange
Act) or, to Parent's knowledge, in other factors that could significantly affect Parent's internal controls.

                              ARTICLE V
                       COVENANTS OF THE PARTIES
Section 5.1    Parent Shareholder Approval.  Parent
shall, through its Board of Directors, take all action necessary, in accordance with and subject to the Nevada General Corporation Law and its articles of incorporation and bylaws, as soon as practicable but prior to Closing to (i) cause a special meeting of its stockholders to be called, or (ii) obtain written consent of such stockholders, as applicable, as is necessary to: (a) approve the Merger on the terms and conditions set forth herein,
(b) approve the Forward Split, (c) approve a stock option plan covering fifteen million (15,000,000) shares of Parent Common Stock (the "Stock Option Plan") substantially in the form attached hereto as Exhibit B, (d) approve the increase in the authorized shares of Parent Common Stock to 100,000,000 shares, and (e) authorize Parent to change its name to Geospatial Corporation.
Section 5.2    Approval of Merger Sub Stockholder.
Merger Sub shall, as soon as practicable but prior to Closing (i) cause a special meeting of its stockholder to be called to consider and vote upon the Merger on the terms and conditions hereinafter set forth, or (ii) each obtain written consent of such stockholder, as applicable, as is necessary to approve the Merger.
Section 5.3    Approval of Stockholders of the Company.
The Company shall, as soon as practicable but prior to Closing
(i) cause a special meeting of its stockholders to be called to consider and vote upon the Merger on the terms and conditions hereinafter set forth, or (ii) obtain written consent of such stockholders, as applicable, as is necessary to approve the Merger

          Section 5.4 Further Assurances; Reasonable Best Efforts. Subject to the terms and conditions hereof and to applicable legal requirements, each of Parent, Parent Stockholder, Merger Sub and the Company shall, and in the case of Parent, shall cause Merger Sub to, cooperate and use its reasonable best efforts to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          Section 5.5    Filings; Consents.

(a) Upon the terms and conditions hereof, each of the parties to this Agreement shall use its reasonable best efforts to obtain as promptly as practicable all material Consents of any Governmental Entity or any other person required in connection with the consummation of the transactions contemplated by this Agreement, including without limitation, by
(i) promptly making all required filings or submissions to Governmental Entities, including, but not limited to, all required federal securities and state "blue sky" filings, (ii) cooperating and consulting with one another in (A) determining whether any other filings are required, or are deemed advisable, to be made with, or Consents, permits, authorizations or approvals are required, or are deemed advisable, to be obtained from any third party, the United States government or any other Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (B) timely making all such filings and timely seeking all such Consents, permits, authorizations, approvals or waivers.

(b)  Each of Parent, Parent Stockholder, Merger
Sub and the Company shall, without limitation, (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any communications from or with any Governmental Entity with respect to the transactions contemplated by this Agreement;
(ii) permit the other to review and discuss in advance, and consider in good faith, the views of the other in connection with, any proposed written or any oral communications with any such Governmental Entity; and (iii) not participate in any meeting or have any communication with any such Governmental Entity unless it has given the other an opportunity to consult with it in advance and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate therein; and (iv) furnish the other party with copies of all filings and communications between it (or its advisors) and any such Governmental Entity with respect to the transactions contemplated by this Agreement; provided, however, that notwithstanding the foregoing, the rights of the Company, Parent, Parent Stockholder and Merger Sub under this Section 5.5(b) may be exercised on their behalf by their respective outside counsel.

5.6 Notification of Certain Matters. Parent, Parent Stockholder, Merger Sub and the Company shall use their reasonable best efforts to promptly notify each other of: (a) any notice or other communications from any person alleging that the Consent of such person is or may be required in connection with the transactions contemplated by this Agreement if such Consent would be material to the transactions; (b) any material notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, or regarding any violation, or alleged violation, of law; (c) any actions, suits, claims, investigations or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the best of its knowledge, threatened against or involving or otherwise affecting the Company; or (d) the occurrence of non-occurrence of any fact or event which would be reasonably likely to cause any condition in Article VI hereof not to be satisfied; provided, however, that no such notification, nor the obligation to make such notification, shall affect the representations, warranties or covenants of any party or the conditions or the obligations of any party hereunder.
          5.7 State Takeover Laws. Each of Parent, Parent Stockholder, Merger Sub and the Company shall take all reasonable steps as are necessary to exclude the applicability of, or to assist in challenging the validity or applicability of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (each a "Takeover Statute") to the transactions contemplated by this Agreement.

5.8 Public Announcements. All parties hereto agree that any public announcement, press release or other public disclosure of the signing of this Agreement shall be made jointly and only after all parties hereto have reviewed and approved the language and timing of such disclosure, except as such disclosure may be required pursuant to any legal obligation or order of any court having proper jurisdiction over any of the parties hereto.
5.9  Exclusivity; Confidentiality.
(a)  Upon the execution and delivery hereof,
Parent and Merger Sub agree for themselves, their officers, affiliates, directors, stockholders, agents and representatives not to discuss transactions contemplated hereby or provide any information to or consummate any such transaction with any other individual or entity, unless the parties are unable to close this transaction under terms similar to those contained herein on or before the Termination Date, or the Company waives its rights under this provision in writing.
(b) During the period following the execution hereof and the Termination Date, Parent and Merger Sub shall not, directly or indirectly, through any agent, broker, investment banker, attorney or accountant retained by it or otherwise, solicit, initiate or encourage the submission of any other proposal or offer from any other person or entity relating to any sale of assets, acquisition, merger, securities offering or similar transaction (a "Proposal") and shall immediately cease and cause to be terminated any and all contacts, discussions and negotiations with third parties regarding any current Proposal.
5.10 Investment Representation of the Company's
Stockholders. The Company shall obtain an instrument, in the form attached hereto as Exhibit C, from the Company's stockholders, including a representation from such stockholders that the Parent Common Stock being acquired as a result of the transactions contemplated by this Agreement are being acquired for investment purposes only and not with a view to, or sale in connection with, any distribution within the meaning of the Securities Act.
           5.11 Reverse Stock Splits. The Company agrees to cause Parent not to approve any reverse stock splits of the Parent Common Stock until the 24 month anniversary of the Closing without the express written consent of the Parent Stockholder.

          5.12 Subsequent Filings.

(a) Until the Effective Time, Parent will use reasonable best efforts to timely file with the SEC each form, report and document required to be filed by the Parent under the Exchange Act. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Parent included in such reports shall be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and shall fairly present, in all material respects, the financial position of the Parent as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(b) No later than five (5) days prior to the Closing Date, the Company shall deliver to Parent for its review a draft of the Company's Form 8-K, which the Company shall timely file with the Commission following the Effective Time.

(c) The Company shall use commercially reasonable efforts to file with the Commission within thirty (30) days after the Effective Time, a Form S-1 registration statement covering the resale of all restricted shares of Parent Common Stock, but not including any of the shares issued to the Company's stockholders in connection with the Merger (the "Initial Parent Common Stock Registration"). The Company shall not file any other registration statement or otherwise seek to register any shares of Parent Common Stock until such time as the Initial Parent Common Stock Registration is effective.

                              ARTICLE VI
             CONDITIONS TO THE CONSUMMATION OF THE MERGER

6.1       Conditions to the Obligations of Each Party.
The respective obligations of Parent, Parent Stockholder, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:
(a) Shareholder Approval. The shareholders of each of Parent, Merger Sub and the Company have duly adopted this Agreement pursuant to applicable law and the parties' articles of incorporation and by-laws (the "Required Shareholder Approval").

(b) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the Merger illegal.
(c)  Governmental Consents or Filings.  Any
required Consents from Governmental Entities or required filings with Governmental Entities have been obtained or made.

6.2  Conditions to the Obligations of Parent, Parent
Stockholder and Merger Sub.  The obligations of Parent, Parent
Stockholder, and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on the Closing Date of the following further conditions:

(a)  Performance.  The Company shall have
performed in all material respects its covenants and obligations under this Agreement required to be performed by it on or prior to the Closing Date.

(b) Representations and Warranties. (i) The representations and warranties made by the Company in this Agreement shall be true and correct when made and immediately prior to the Effective Time with the same force and effect as though such representations and warranties had been made on and as of such time.

6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further conditions:
(a)  Performance.  Parent, Parent Stockholder and
Merger Sub shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it on or prior to the Closing Date.

(b) Representations and Warranties. (i) The representations and warranties made by Parent, Parent Stockholder and Merger Sub in this Agreement shall be true and correct when made and immediately prior to the Effective Time with the same force and effect as though such representations and warranties had been made on and as of such time.


                             ARTICLE VII
                            MISCELLANEOUS

7.1 Survival. All of the representations, covenants and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of Parent, Parent Stockholder, Merger Sub, or the Company pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing for a period of two (2) years from the Effective Time.
7.2 Further Assurances of Title. As and when requested by the Surviving Corporation, or by any of its successors or assigns, Merger Sub shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of the property acquired by the Surviving Corporation by reason or as a result of the Merger, and otherwise to carry out the intent and purposes hereof, and the officers, directors of the Surviving Corporation, the Company and Parent, as applicable, are fully authorized to take any and all such action.
7.3 Indemnification. Parent, the Parent Stockholder and Merger Sub, jointly and severally, agree to indemnify and hold harmless the Company, its affiliates and stockholders, directors, officers, employees, agents, successors in interest, assigns and representatives from and against any and all losses, claims, damages or liabilities or expenses (including reasonable attorneys' fees) which may be incurred or suffered by any such party and which, directly or indirectly, arise out of or result from the operations of Parent prior to the Effective Time.
7.4 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:
     (a) by the mutual written consent of Parent and the Company;
               (b) by Parent or the Company, if the Effective Time shall not have occurred on or prior to the Termination Date;


               (c) by Parent or the Company by written notice to the other party at any time in the event of the failure of any condition in favor of such entity as to which the consummation of the Merger is subject;

               (d) by the Company if it does not obtain the requisite shareholder approval required to consummate the Merger;
or

               (e) by Parent if the Company does not obtain the requisite shareholder approval required to consummate the Merger.

               In the event of termination of this Agreement, the same shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of any of the parties hereto or their respective Boards of Directors to any other party to this Agreement.

7.6  Delivery of Corporate Proceedings of Parent and
Merger Sub. At the Closing, Parent and Merger Sub shall deliver to counsel for the Company copies of all of the corporate proceedings of the Parent and Merger Sub, duly certified by their respective Secretaries, relating to this Agreement and the Company shall deliver to counsel for Parent copies of all of the corporate proceedings of the Company, duly certified by its Secretary, relating to this Agreement.
7.7  No Third Party Beneficiaries.  The representations
and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement
any third party beneficiary rights or any other rights of any nature whatsoever.
7.8  Further Instruments and Actions; Fees.  Each party
shall deliver such further instruments and take such further action as may be reasonably requested by any other party in order to carry out the intent and purposes of this Agreement. The Company shall be responsible, upon the consummation of the Merger, to pay $35,000 to Parent for costs and fees incurred by Parent in connection with the Merger.
7.9  Governing Law.  This Agreement is being delivered
and is intended to be performed in the State of Delaware, and shall be construed and enforced in accordance with the laws of
such state, without regard to conflicts of laws thereof.   Each
party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other documents executed in connection herewith (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware.
7.10 Notices. All notices or other communications to be sent by any party to this Agreement to any other party to this Agreement shall be sent by certified mail, personal delivery or nationwide overnight courier to the addresses designated below, or such other addresses as may hereafter be designated in writing by a party. Notice shall be deemed given and received on the date of actual delivery to the address specified thereon.

          If to the Company:                      If to Parent or Merger Sub:

          Mark A. Smith                           Thomas G. Kimble
          President & CEO                         Kayenta Kreations, Inc
          Geospatial Mapping Systems, Inc.        311 South State Street
          229 Howes Run Road                      Suite 440
          Sarver, PA 16055                        Salt Lake City, UT 84111
          T:  724-353-3410                        T:  801-531-0066
          F:  724-353-3049                        F:  801-359-6603

Email:  msmith@geospatialcorporation.com          Email:  tgkimble@gmail.com


          With a copy to:

          Winston & Strawn LLP
          1700 K Street, NW
          Washington, DC  20006
          Attn:  Gerald P. Farano
          T:  202-282-5958
          F:  202-282-5100

          Email:  gfarano@winston.com

7.11 Binding Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by all of the parties hereto.
7.12 Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.
7.13 Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.
Kayenta Kreations, Inc.,
a Nevada corporation

                              By: /s/Brenda White

                              Brenda White, President &
                              Secretary/Treasurer


Geospatial Mapping Systems, Inc.,
a Delaware corporation

                              By: /s/Mark Smith
                              Mark Smith, President


                              Kayenta Subsidiary Corp.
                              a Delaware corporation

                              By: /s/Brenda White
                              Brenda White, President &
                              Secretary/Treasurer

                              /s/Thomas G. Kimble
                         ____________________________________
                              Thomas G. Kimble, principal
                              Stockholder of Kayenta Kreations,
                              Inc.

                         DC:542350.13
                         DC:542350.13